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                                                                    EXHIBIT 3.05

                      CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF

              THE GROWTH AND GUARANTEE FUND TRADING COMPANY L.P.


          This Certificate of Limited Partnership of The Growth and Guarantee Fund Trading Company L.P. (the "Partnership"), dated as of the 24 day of
June, 1994, is being duly executed and filed by the undersigned in accordance with the provisions of 6 Del.C. (S)17-201 to form a limited partnership under
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the Delaware Revised Uniform Limited Partnership Act (6 Del.C. (S)17-101, et
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seq.).
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          1.  Name.  The name of the limited partnership formed hereby is "The
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     Growth and Guarantee Fund Trading Company L.P."

          2.  Registered Office.  The address of the registered office of the
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     Partnership in the State of Delaware is c/o The Corporation Trust Company,
     Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          3.  Registered Agent.  The name and address of the registered agent
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     for service of process on the Partnership in the State of Delaware is The
     Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          4.  General Partner.  The name and the business address of the sole
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     general partner of the Partnership is:

               ML Futures Investment Partners Inc.
               Merrill Lynch World Headquarters
               Sixth Floor, South Tower
               World Financial Center
               New York, New York 10080-6106

          IN WITNESS WHEREOF, the undersigned general partner has duly executed this Certificate of Limited Partnership as of the date first-above written.

                              ML Futures Investment Partners Inc.
                              General Partner

                              /s/ James M. Bernard
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                              James M. Bernard, Chief Financial
                                    Officer, Vice President and
                                    Treasurer